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                                                                Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in all currently effective Registration Statements of ConAgra, Inc. on Form S-3 and on Form S-8 (including any Post Effective Amendments thereto) filed on or before September 24, 1998, of our report dated July 10, 1998 (September 24, 1998 as to Note 2), appearing in this Form 8-K of ConAgra, Inc.

/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP


Omaha, Nebraska
September 24, 1998



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